AMENDMENT NO. 6 TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
This AMENDMENT NO. 6 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is entered into as of December 28, 2018, by and among TITAN MACHINERY INC., a Delaware corporation ("Borrower"), the Lender parties hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, the "Agent").
WHEREAS, Borrower, the Lenders and Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of October 28, 2015 (as amended, restated, modified or supplemented from time to time, the "Credit Agreement");
WHEREAS, Borrower has requested that Agent and the Lenders amend the Credit Agreement as set forth herein, and Agent and the Lenders have agreed to the foregoing, on the terms and conditions set forth herein;
NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:
1.Defined Terms. Unless otherwise defined herein, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.
2.    Amendments to Credit Agreement. In reliance upon the representations and warranties of each Loan Party set forth in Section 6 below and subject to the satisfaction of the conditions to effectiveness set forth in Section 5 below, the Credit Agreement is amended as follows:
(a)    Section 1.2 of the Credit Agreement is hereby amended to insert the following new sentence at the end thereof as follows:
Notwithstanding anything to the contrary contained herein, up to $160,000,000 of operating lease obligations in effect on the Sixth Amendment Effective Date that, as a result of an Accounting Change expected to become effective on January 1, 2019 shall be required to be treated as Capitalized Lease Obligations in accordance with GAAP, shall continue to be treated as operating leases (and not, for the avoidance of doubt, Capitalized Lease Obligations) without giving effect to such Accounting Change (collectively, the "Specified Lease Obligations"). Promptly following any request of Agent, Borrower shall deliver a reasonably detailed schedule of the Specified Lease Obligations together with such other information reasonably requested by Agent and relating thereto.
(b)    Section 4.12 is hereby amended to insert the following new sentence at the end thereof as follows:
The information included in the Beneficial Ownership Certification most recently provided to Lenders, if applicable, is true and correct in all respects.
(c)    Section 5.1 of the Credit Agreement is hereby amended to insert the following new sentence at the end thereof as follows:
Promptly following any request therefor, Borrower will provide information and documentation reasonably requested by Agent or any Lender for purposes of compliance with applicable "know your customer" and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.
(d)    Section 5.6(a) of the Credit Agreement is hereby amended to insert the following new sentence at the end thereof as follows:
Borrower shall maintain flood insurance on all real property constituting Collateral, from such providers, in amounts and on terms in accordance with the Flood Laws or as otherwise satisfactory to all Lenders.
(e)    Section 14.1 of the Credit Agreement is hereby amended to insert a new clause (g) at the end thereof as follows:
(g)    No real property shall be taken as Collateral unless Lenders receive forty-five (45) days advance notice and each Lender confirms to Agent that it has completed all flood due diligence, received copies of all flood insurance documentation and confirmed flood insurance compliance as required by the Flood Laws or as otherwise satisfactory to such Lender. At any time that any real property constitutes Collateral, no modification of a Loan Document shall add, increase, renew or extend any loan, commitment or credit line hereunder until the completion of flood due diligence, documentation and coverage as required by the Flood Laws or as otherwise satisfactory to all Lenders.
(f)    Schedule 1.1 to the Credit Agreement is hereby amended to insert the following new defined terms in their appropriate alphabetical order:
"Beneficial Ownership Certification" means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
"Beneficial Ownership Regulation" means 31 C.F.R. §1010.230.
"Credit Card Agreements" means all agreements now or hereafter entered into by any Loan Party for the benefit of a Loan Party, in each case with any Credit Card Issuer or any Credit Card Processor.
"Credit Card Issuer" means any Person (other than a Loan Party) who issues or whose members issue credit cards or debit cards, including MasterCard, Visa, American Express, Discover, Diners Club, Carte Blanche and Citi.
"Credit Card Notification" means, collectively, the notices to Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements, in a form reasonably satisfactory to the Administrative Agent, pursuant to which such Credit Card Issuers or Credit Card Processors, as applicable, agree to the ACH or wire transfer of all payments due from Credit Card Processors to a Deposit Account subject to a Control Agreement.
"Credit Card Processor" means any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any Loan Party's sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.
"Credit Card Accounts" means all present and future rights of any Loan Party to payment from any Credit Card Issuer, Credit Card Processor or other third party in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any Credit Card Issuer or Credit Card Processor under the Credit Card Agreements or otherwise, in each case above calculated net of prevailing interchange charges.
"Eligible Credit Card Accounts" means, as to each Loan Party, Credit Card Accounts of such Person which satisfy the criteria set forth below:
(a)    such Credit Card Accounts arise from the actual and bona fide sale and delivery of goods or rendition of services by such Person in the ordinary course of the business of such Person;
(b)    such Credit Card Accounts are not past due (beyond any stated applicable grace period, if any, therefor) pursuant to the terms set forth in the Credit Card Agreements with the Credit Card Issuer or Credit Card Processor of the credit card or debit card used in the purchase which give rise to such Credit Card Accounts;
(c)    such Credit Card Accounts are not unpaid more than five (5) Business Days after the date of the sale of goods or rendition of services giving rise to such Credit Card Accounts;
(d)    the Credit Card Issuer or Credit Card Processor obligated in respect of such Credit Card Account has not failed to remit any monthly payment in respect of such Credit Card Account;
(e)    the Credit Card Issuer or Credit Card Processor with respect to such Credit Card Account has not asserted a counterclaim, defense or dispute against such Credit Card Accounts (other than customary set-offs to fees and chargebacks consistent with the practices of such Credit Card Issuer or Credit Card Processor with such Person from time to time), provided that the portion of the Credit Card Accounts owing by such Credit Card Issuer or Credit Card Processor in excess of the amount owing by such Person to such Credit Card Issuer or Credit Card Processor pursuant to such fees and chargebacks shall be deemed Eligible Credit Card Accounts;
(f)    the Credit Card Issuer or Credit Card Processor with respect to such Credit Card Account has not set off against amounts otherwise payable by such Credit Card Issuer or Credit Card Processor to such Person for the purpose of establishing a reserve or collateral for obligations of such Person to such Credit Card Issuer or Credit Card Processor (other than customary set-offs and chargebacks consistent with the practices of such Credit Card Issuer or Credit Card Processor from time to time), provided that the portion of the Credit Card Accounts owing by such Credit Card Issuer or Credit Card Processor in excess of the set-off amounts shall be deemed Eligible Credit Card Accounts;
(g)    such Credit Card Accounts (i) are owned by a Loan Party and such Person has a good title to such Credit Card Account and (ii) are subject to a valid and perfected first priority Agent's Lien,
(h)    the Credit Card Issuer or Credit Card Processor with respect to such Credit Card Accounts is not subject to an Insolvency Proceeding, is Solvent, has not gone out of business, or as to which no Loan Party has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Credit Card Issuer or Credit Card Processor;
(i)    no event of default has occurred under the Credit Card Agreement of such Person with the Credit Card Issuer or Credit Card Processor who has issued the credit card or debit card or handles payments under the credit card or debit card used in the sale which gave rise to such Credit Card Account which event of default gives such Credit Card Issuer or Credit Card Processor the right to cease or suspend payments to such Person;
(j)    the customer using the credit card or debit card giving rise to such Credit Card Account shall not have returned the merchandise purchased giving rise to such Credit Card Account;
(k) within thirty (30) days following the Sixth Amendment Effective Date (or such later date acceptable to Agent), the Credit Card Accounts are subject to Credit Card Notifications;
(l)    the Credit Card Processor is organized and has its principal offices or assets within the United States;
(m)    such Credit Card Accounts are not evidenced by chattel paper or an instrument of any kind, and have not been reduced to judgment; and
(n)    the portion of such Credit Card Account that does not include a billing for interest, fees or late charges.
"Extended Terms Accounts" means Accounts and notes receivable created by any Loan Party from the lease or rental by such Loan Party of Rental Fleet Equipment with payment terms of more than 30 days.
"Flood Laws" means the National Flood Insurance Act of 1968, Flood Disaster Protection Act of 1973, and related laws, rules and regulations, including any amendments or successor provisions.
"Permitted Fixed Assets Indebtedness" means, as of any date of determination, Indebtedness (other than Obligations, but including Capitalized Lease Obligations) incurred for the purpose of financing the real property referred to by the Loan Parties as Williston 8-Plex, Williston, Ada, Davenport, Colorado Springs, Sioux Falls, Kingsley, Lemars, Avoca, Grand Island, Imperial and Fremont, and/or other fixed assets, in an aggregate principal amount outstanding at any one time not in excess of $20,000,000.
"Sixth Amendment" means that certain Amendment No. 6 to Second Amended and Restated Credit Agreement, dated as of the Sixth Amendment Effective Date, by and among Borrower, the Lenders party thereto and Agent.
"Sixth Amendment Effective Date" means December 28, 2018.
(g)    The defined terms "Fixed Charges" and "Revolver Borrowing Base" set forth in Schedule 1.1 to the Credit Agreement are hereby amended and restated in their entirety as follows:
"Fixed Charges" means, with respect to any fiscal period and with respect to Borrower determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) Interest Expense accrued (other than interest paid-in-kind, amortization of financing fees, and other non-cash Interest Expense) during such period, (b) Floorplan Interest Expense accrued (other than interest paid-in-kind, amortization of financing fees and other non-cash Floorplan Interest Expense) during such period, (c)  principal payments in respect of Indebtedness that are required to be paid during such period (excluding payment in full of the Existing Notes at the scheduled maturity date thereof so long as the Reserve described in clause (b)(2) of the proviso of the definition of Maturity Date was established in accordance with the terms thereof), (d) all federal, state, and local income taxes accrued during such period, (e) Rent Expense, and (f) all Restricted Payments paid (whether in cash or other property, other than common Equity Interests) during such period.
"Revolver Borrowing Base" means, as of any date of determination, the result of:
(a)    85% of the amount of Eligible Accounts, less the amount, if any, of the Dilution Reserve, plus
(b)    85% of the amount of Eligible Credit Card Accounts, plus
(c)    the lesser of (i) the product of 70% multiplied by the value (calculated at the lower of cost or market on a basis consistent with Borrower's historical accounting practices) of Eligible Rental Equipment and Eligible Parts and Attachments Inventory at such time, and (ii) the product of 85% multiplied by the Net Recovery Percentage identified in the most recent inventory appraisal ordered and obtained by Agent multiplied by the value of Eligible Rental Equipment and Eligible Parts and Attachments Inventory at such time (such determination may be made as to different categories of Eligible Rental Equipment and Eligible Parts and Attachments Inventory based upon the Net Recovery Percentage applicable to such categories) at such time, minus
(d)    the aggregate amount of Receivables Reserves, Bank Product Reserves, Inventory Reserves, Cash Settlement Reserves and other Reserves, if any, established by Agent under Section 2.1(c) of the Agreement with respect to the Revolver Borrowing Base.
Notwithstanding the foregoing, in no event shall the amount determined under (i) clause (c) of the Revolver Borrowing Base with respect Eligible Rental Equipment be greater than 25% of the Maximum Credit Amount or (ii) clause (a) of the Revolver Borrowing Base with respect to Extended Terms Accounts be greater than $5,000,000.
(h)    The defined term "Eligible Accounts" set forth in Schedule 1.1 to the Credit Agreement is hereby amended to amend and restate clause (a) thereof in its entirety as follows:
(a)    (i) Accounts (other than Extended Terms Accounts) that the Account Debtor has failed to pay within 90 days of original invoice date, (ii) Accounts (other than Extended Terms Accounts) with selling terms of more than 30 days, (iii) Extended Terms Accounts that the Account Debtor has failed to pay within the earlier of (A) 30 days of original due date or (B) 120 days of original invoice date, or (iv) Extended Terms Accounts with selling terms of more than 90 days,
(i)    The defined term "Permitted Indebtedness" set forth in Schedule 1.1 to the Credit Agreement is hereby amended to amend and restate clause (c) thereof in its entirety as follows:
(c)    Permitted Purchase Money Indebtedness, Permitted Real Estate Capital Leases and Permitted Fixed Asset Indebtedness, and any Refinancing Indebtedness in respect of any such Indebtedness,
(j)    The defined term "Permitted Purchase Money Indebtedness" set forth in Schedule 1.1 to the Credit Agreement is hereby amended to replace the reference to "$25,000,000" set forth therein with a reference to "$75,000,000".
(k)    The defined term "Permitted Real Estate Capital Leases" set forth in Schedule 1.1 to the Credit Agreement is hereby amended to replace the reference to "$25,000,000" set forth therein with a reference to "$40,000,000".
3.    Continuing Effect. Except as expressly set forth in Section 2 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.
4.    Reaffirmation and Confirmation. Each Loan Party hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents, in each case as amended, supplemented or otherwise modified by this Amendment, to which it is a party represent the valid, enforceable and collectible obligations of such Loan Party, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Each Loan Party hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed in all respects by each Loan Party.
5.    Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of the following conditions precedent:
(a)    Agent shall have received a copy of this Amendment executed and delivered by Agent, the Issuing Bank, the Supermajority Lenders and Borrower;
(b)    no Default or Event of Default shall have occurred and be continuing;
(c)    upon the request of any Lender, Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable "know your customer" and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act; and
(d)    if Borrower qualifies as a "legal entity customer" under the Beneficial Ownership Regulation, then Borrower shall have provided, to each Lender that so requests, a Beneficial Ownership Certification in relation to Borrower.
6.    Representations and Warranties. In order to induce Agent and the Lenders to enter into this Amendment, Borrower hereby represents and warrants to Agent and the Lenders that:
(a)    all representations and warranties contained in the Loan Documents to which any Loan Party is a party are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment (except to the extent that such representations and warranties expressly relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such earlier date);
(b)    no Default or Event of Default has occurred and is continuing; and
(c)    this Amendment and the Loan Documents, as modified hereby, constitute legal, valid and binding obligations of such Loan Party and are enforceable against each Loan Party in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally.
7.    Release. In consideration of the agreements of Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party hereby releases and forever discharges Agent and the Lenders and their respective directors, officers, employees, agents, attorneys, affiliates, subsidiaries, successors and permitted assigns from any and all liabilities, obligations, actions, contracts, claims, causes of action, damages, demands, costs and expenses whatsoever (collectively "Claims"), of every kind and nature, however evidenced or created, whether known or unknown, arising prior to or on the date of this Amendment including, but not limited to, any Claims involving the extension of credit under or administration of this Amendment, the Credit Agreement or the Loan Documents, as each may be amended, or the obligations, liabilities and/or indebtedness incurred by Borrower or any other transactions evidenced by this Amendment, the Credit Agreement or the Loan Documents.
8.    Miscellaneous.
(a)    Expenses. Each Loan Party acknowledges and agrees that Section 15.7 of the Credit Agreement applies to this Amendment and the transactions, agreements and documents contemplated hereunder.
(b)    Choice of Law and Venue; Jury Trial Waiver; Reference Provision. Without limiting the applicability of any other provision of the Credit Agreement or any other Loan Document, the terms and provisions set forth in Section 12 of the Credit Agreement are expressly incorporated herein by reference.
(c)    Counterparts; Electronic Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.
(signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

BORROWER: TITAN MACHINERY INC. By: Name: Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent, as a Lender and as Issuing Bank By: Name: Title:

BANK OF AMERICA, N.A., as a Lender By: Name: Title:

PNC BANK, NATIONAL ASSOCIATION, as a Lender By: Name: Title:

REGIONS BANK, as a Lender By: Name: Title:

COMPASS BANK, as a Lender By: Name: Title:

SIEMENS FINANCIAL SERVICES, INC., as a Lender By: Name: Title: By: Name: Title:

WOODFOREST NATIONAL BANK, as a Lender By: Name: Title:

AGCOUNTRY FARM CREDIT SERVICES, PCA, as a Lender By: Name: Title:

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